NORTH EUROPEAN OIL ROYALTY TRUST

                 COMPUTATION OF COST DEPLETION FACTOR

                          For 1995 Tax Year

























Ralph E. Davis Associates, Inc.

Houston, Texas                                    December, 1995

















                 Ralph E. Davis Associates, Inc.

             Consultants - Petroleum and Natural Gas
                3555 Timmons Lane - Suite 1105
                     Houston, Texas 77027
                        (713) 622-8955




                                               December 21, 1995




The Trustees of
North European Oil Royalty Trust
P. O. Box 456
Red Bank, New Jersey 07701


Gentlemen:

     In accordance with your request, we have preformed an estimate of remaining proved producing reserves attributable to the overriding royalty interests of North European Oil Royalty Trust ("Trust" or "NEORT") in the Northwest German Basin of the Federal Republic of Germany. Based on that estimate, we have submitted our reserve report (the "Davis Report") to you. The Davis Report forms the basis on which the calculation of the cost depletion percentage for 1995 is made. As detailed in Attachment A, the total cost depletion to be taken for the twelve month period ending December 31, 1995 is 9.343 percent.

     In annual reserve reports prepared for the Trust prior to 1992, reserve estimates were presented for the Trust's interests in fields located in the Alpine Foreland Area of Bavaria and other non-Oldenburg areas. Reserves and net sales for these areas were used in the calculation of cost depletion in those prior years. Reports from 1992 forward omit such an estimate. The Trust still receives royalty payments from these interests, but the annual revenues are less than two (2) percent of the total royalties received by the Trust and the expenses associated with the computations necessary to determine the reserve estimates are not warranted by the royalties received. The exclusion of these reserves does not have a material effect on the calculation of the cost depletion percentage.





     The Trust's net proved producing reserves as of October 1, 1995 and net sales for the twelve month period ending
September 30, 1995 are as follows:


                                Reserves          Sales
                                --------          -----
     Oil, Barrels                82,687           9,226
     Associated Gas, MMcf            62               8
     Non-Associated Gas, MMcf    39,910           4,098
     Sulfur - Short Tons         40,851**         4,081**

     (MMcf = millions of cubic feet @ 14.7 psia and 60 Degrees
             Fahrenheit)

     **Note: At current prices no royalties are presently being paid under the Mobil sulfur royalty.


            Computation of Cost Depletion Percentage
            ----------------------------------------

      A cost base for the Trust was established as of January 1, 1976 for each category of reserves. This cost base is adjusted (reduced) each year by an amount of depletion that is calculated by multiplying the remaining cost base at the beginning of the current year by a unit cost depletion factor. The unit cost depletion factor is the ratio of the net sales during the current year to the adjusted net proved producing reserves at the beginning of the current year.

     The categories of reserves considered are oil, associated gas and non-associated gas. Sulfur is a by-product of the gas production and is not considered in the cost depletion calculation.

     Significant items in the cost depletion percentage calculation that appear on Attachment A as specific item numbers
( ) and their sources are as follows:

     The cost base as of 1-1-94 (2) and the depletion taken in 1994 (3) were obtained from the previous year's report. The cost base for 1-1-95 (4) forms the initial starting point for the calculation of the cost depletion percentage for the 1995 tax year. The cost base for 1-1-95 (4) then is (2)-(3).

     The adjusted net proved producing reserves as of 10-1-94 (8) is obtained by adding back annual sales (7) to the current estimated remaining net proved producing reserves as of 10-1-95
(6).  Therefore (8)=(6)+(7).




     The unit cost depletion factor (10) is obtained by dividing net sales for the taxable year (7) by adjusted net proved producing reserves at the beginning of the taxable year (8).
Therefore (10)=(7)/(8).

     The cost depletion to be taken for each category of reserves that is used to reduce the original base each year (11) then is the product of the unit cost depletion factor (10) multiplied by the cost base at the beginning of the taxable year (4).
Therefore (11)=(4)x(10).

     The total Trust cost depletion percentage then is the sum of the cost depletion to be taken on each category (11) divided by the sum of the cost base as of the beginning of the taxable year for each category. Therefore (12)= Sum(11)/Sum(4).

     The Trust's cost depletion percentage represents the allowable cost depletion for the current tax year, expressed as a percentage of the cost base at the beginning of the tax year.


                               Sincerely yours,

                               RALPH E. DAVIS ASSOCIATES, INC.

                               /S/ Larry A. Barnett, P.E.
                               -------------------------------
                                   Larry A. Barnett, P.E.
                                   Senior Vice-President

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                            ATTACHMENT A

                  NORTH EUROPEAN OIL ROYALTY TRUST
                COMPUTATION OF COST DEPLETION FACTOR

                For the Year Ending December 31, 1995


                                        OLDENBURG
                          ---------------------------------------

1.Product                               Associated     Non-Assoc.
                              Oil          Gas            Gas
                            Barrels        MMCF           MMCF
                            -------     ----------     ---------

NEORT COST BASE ALLOCATION (%)
-----------------------------

2.  Cost base as of 1-1-94  0.73044      0.06295       20.31197

3.  Less depletion taken
    during 1994             0.06750      0.00597        1.62286

4.  Cost base as of 1-1-95  0.66294      0.05698       18.68911


NEORT NET RESERVES (Barrels of Oil and Millions of Cubic Feet)
--------------------------------------------------------------

5.  Estimated remaining net
    proved producing reserves
    as of 10-1-94            88,235         105         42,391

6.  Estimated remaining net
    proved producing reserves
    as of 10-1-95            82,687          62         39,910

7.  Net sales from 10-1-94
    to 10-1-95                9,226           8          4,098

8.  Adjusted net proved
    producing reserves
    as of 10-1-94            91,913          70         44,008

9.  Reserves adjustments
    during period             3,678         -35          1,617




COST DEPLETION CALCULATION (%)
-------------------------------

10. Unit cost depletion
    factor                   0.10038      0.11429        0.09312

11. 1995 cost depletion
    to be taken              0.06654      0.00651        1.74032


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12. Total NEORT cost depletion percentage = 9.343 percent of
    1-1-95 cost base

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Footnotes:
     Line (2) from 1994 depletion computations
     Line (3) from 1994 depletion computations
     Line (4) = Line (2) - Line (3)
     Line (5) from reserves review as of 10-1-94
     Line (6) from reserves review as of 10-1-95
     Line (7) from OEG and MOBIL statements
     Line (8) = Line (6) + Line (7)
     Line (9) = Line (8) - Line (5)
     Line (10) = Line (7)/Line (8)
     Line (11) = Line (10) x Line (4)
     Line (12) = Sum of Line (11)/Sum of Line (4)